Exhibit 32.1

Hyperion Energy,  Inc.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the annual report of Hyperion Energy, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey J. Raymond, President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 15, 2010	By:	/s/ John P. Messina
John P. Messina
President